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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of August 21, 1998 (the "Effective Date"), by and between Acsys, Inc. (the "Company"), a Georgia corporation, and Brady W. Mullinax, Jr., an individual resident of Georgia ("Executive").

     WHEREAS, Executive is expected to make a significant contribution to the success and development of the Company; and

     WHEREAS, Executive is willing to render services to the Company and/or one or more of its subsidiaries on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Executive and the Company including, without limitation, the promises and covenants of the parties set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                                   EMPLOYMENT

     Section 1.1  Term of Employment.  The term of Executive's employment
                  ------------------
hereunder shall commence on the Effective Date and continue until December 31, 2000, unless earlier terminated as provided in this Agreement. At the end of the initial term, this Agreement shall automatically renew for consecutive one-year terms unless either party hereto gives written notice to the other of its intent to terminate sixty (60) days prior to the end of any term.

     Section 1.2  Duties and Responsibilities of Executive.  Executive is hereby
                  ----------------------------------------
employed full time as the Vice President - Finance, Chief Financial Officer and Secretary of the Company. Executive shall devote his full time, energy, and skill to such office and shall do and perform all services and acts necessary or advisable to fulfill the duties of such office. In his capacity as an officer of the Company, Executive shall report to the Chief Executive Officer of the Company, and shall conduct and perform such additional services and activities as may be determined from time to time by such superior officer which are normal and customary for a similar executive of a similarly situated company.
Executive acknowledges that he has a duty of loyalty to the Company and shall not engage in, directly and indirectly, any other business or activity that could materially and adversely affect the Company's business or Executive's ability to perform his duties under this Agreement, provided, however, that Executive shall be free to participate in board, civic and charitable activities so long as such activities do not unreasonably interfere with his duties and responsibilities hereunder.

     Section 1.3  Compensation.  For services to be rendered by Executive under
                  ------------
this Agreement, Company shall pay Executive as follows:

         (a) Base Salary.  Executive shall be paid a base salary of $200,000 per
             -----------
annum payable in bi-weekly installments ("Base Salary"). At the sole discretion of the Chief Executive Officer
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of the Company, Executive's Base Salary may be increased from time to time throughout the term of this Agreement. At no time during the term hereof shall Executive's Base Salary be decreased from the amount of the Base Salary then in effect.

         (b) Annual Bonus.  Executive shall also be paid an annual bonus in the
             ------------
discretion of the Chief Executive Officer, provided, however, Executive shall receive a minimum bonus of $20,000 for the period ended December 31, 1998 and a minimum annual bonus equal to 20% of his Base Salary then in effect for calendar years subsequent to 1998 ("Annual Bonus").

     Section 1.4  Benefits.
                  --------

         (a) Vacation. Executive shall be entitled to four weeks vacation
             --------
annually during his employment by the Company (prorated for any partial year of employment). Any vacation not used during any calendar year shall be forfeited, except that one week's unused vacation may be carried forward to the year following the year in which such vacation entitlement accrued.

         (b) Life, Disability and Retirement Programs. Executive shall be
             ----------------------------------------
entitled to participate in any life, disability and retirement programs that are generally offered to or provided for the senior management personnel of the Company and its subsidiaries.

         (c) Group Insurance. Executive shall be entitled to participate in such
             ---------------
group health and dental insurance programs (including spouse coverage) as may from time to time be offered generally to all of the other members of the senior management personnel of the Company and its subsidiaries.

     Section 1.5  Business Expenses.  Executive shall be entitled to
                  -----------------
reimbursement of all ordinary and necessary business expenses reasonably incurred for business travel, communications, entertainment and meals in connection with the performance of Executive's duties under this Agreement in accordance with the Company's established policies for reimbursement of business expenses. The Company expects Executive to attend and participate in continuing education seminars and courses with respect to the staffing industry and business management related to his duties, and the Company will reimburse all ordinary and necessary expenses of such attendance and participation including but not limited to the cost and expense associated with maintaining his Certified Public Accountant license (including meeting continuing professional education requirements) and membership in the Financial Executives Institute. Such continuing education courses and seminars will be scheduled in conjunction with the other officers of the Company to assure coordination of schedules. The Company shall also pay the cost of a reserved parking space at the Company's headquarters for Executive.

     Section 1.6  Stock Options.  Upon the Effective Date, the Company shall
                  -------------
grant to Executive options to acquire 150,000 shares of common stock of the Company (the "Options") at an exercise price per share equal to the fair market value of the stock on the date of grant. The Options shall be granted under the Company's 1997 Stock Option Plan, shall be incentive stock

                                      -2-
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option to the extent permitted by law, and shall vest as to 20,000 shares on the date of grant, as to 30,000 shares on December 31, 1998, and as to 50,000 shares on each of December 31, 1999 and 2000, respectively. The Options shall be evidenced by one or more separate Stock Option Agreements having the terms described above and otherwise having terms that are comparable to option awards to other senior management personnel of the Company and its subsidiaries. During the term of this Agreement, Executive will be granted additional options to acquire common stock of the Company based on his performance, in a manner comparable to the award of options to other senior management personnel of the Company and its subsidiaries.

                                   ARTICLE II
                             COVENANTS OF EXECUTIVE

     Section 2.1  Confidentiality.  Executive recognizes the interest of the
                  ---------------
Company in maintaining the confidential nature of its proprietary and other business and commercial information. In connection therewith, Executive covenants that during the term of his employment with Company under this Agreement, and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, except as authorized by the Board of Directors, publish, disclose or use for his own benefit or for the benefit of a business or entity (other than the Company) or otherwise, any secret or confidential matter, or proprietary or other information not in the public domain that was acquired by Executive during his employment, relating to the Company's, or any of its subsidiaries' businesses, operations, customers, suppliers, products, employees, financial affairs or industry practices, technology, know-how or intellectual property or other similar information (the "Proprietary Information"). If and to the extent that Proprietary Information also is a Trade Secret (as defined under applicable law), the time limit provided in Section 2.5 shall apply to the disclosure of such Proprietary Information.

     Executive will abide by the Company's policies and regulations, as established from time to time, for the protection of its Proprietary Information. Executive acknowledges that all records, files, data, documents and the like relating to suppliers, customers, costs, prices, systems, methods, personnel, technology and other materials relating to the Company or its affiliated entities shall be and remain the sole property of the Company and/or such affiliated entity and shall, upon the request of the Company, turn over all copies of such Proprietary Information to the Company (together with a written statement certifying as to his compliance with the foregoing).

     Section 2.2  Non-Solicitation of Customers.  During the term of Executive's
                  -----------------------------
employment with the Company, and for a period of one (1) year thereafter, Executive shall not directly or indirectly, through one or more intermediaries or otherwise, solicit or attempt to solicit Customers, to induce or encourage them to acquire or obtain from anyone other than the Company, service competitive with or substitute for any Company Service. For purposes of this
Section 2.5, a "Customer" refers to any person or group of persons with whom Employee has direct material contact during his employment with regard to selling, delivery or support of Company Services, including servicing such person's or group's account, during the period of two (2) years preceding termination of Employee's employment; and "Company Services" refers

                                      -3-
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to the services that the Company offered or sold within six (6) months prior to the date of termination of Employee's employment.

     Section 2.3  Non-Compete.  During the term of Executive's employment with
                  -----------
the Company, and for a period of two (2) years thereafter, Executive shall not, without the prior written consent of the Board of Directors, which consent may be withheld at the sole discretion of the Board of Directors, engage or participate in, as a business executive or equity owner of any business or enterprise that directly competes in the Restricted Area with any line of business in which (i) the Company was engaged at the time of termination of Executive's employment with the Company and (ii) Executive was materially involved with regard to the selling, delivery or support of services within such line of business; provided, however, that nothing in this Section 2.3 shall prohibit Executive from acquiring or holding, for investment purposes only, less than five percent (5%) of the outstanding publicly traded securities of any corporation which may compete directly or indirectly with the Company. For purposes of this Section 2.3, the "Restricted Area" shall be the area that is within a thirty (30) mile radius of the city of Atlanta, or such other city in which the Company maintains an office at which Executive is located on the date of termination of Executive's employment with the Company.

     Section 2.4  Non-Solicitation of Employees.  During the term of his
                  -----------------------------
employment with the Company, and for a period of one (1) year thereafter, Executive shall not, directly or indirectly, through one or more intermediaries or otherwise, employ, induce, solicit for employment, or assist others in employing, inducing or soliciting for employment any individual who is at any time during such period an employee of the Company for the purpose of providing services that are the same or similar to the types of services offered or engaged in by the Company or any of its subsidiaries.

     Section 2.5  Trade Secrets.  Executive shall not, at any time, either
                  -------------
during the term of his employment or after any termination of employment, use or disclose any Trade Secrets (as defined under applicable law) of the Company, or any of its subsidiaries, except in fulfillment of his duties as Executive during his employment, for so long as the pertinent information or data remain Trade Secrets, whether or not the Trade Secrets are in written or tangible form.

     Section 2.6  Consideration.  Executive acknowledges that his agreement to
                  -------------
the covenants provided in this Article II constitutes a major portion of the consideration for the entry by the Company into this Agreement, and that the Company's covenants under this Agreement are of direct and material benefit to Executive and are good consideration for the covenants given herein. As additional consideration for Executive's covenants as set forth in this Article II, the Company shall pay to Executive the amount of $200,000, payable monthly over the two-year period following Executive's termination of employment (the "Covenant Fee"); provided, however, that the Covenant Fee will not be payable if Executive is terminated for Cause (as defined below) or Executive resigns without Good Reason (as defined below); and provided further that the obligation to pay the Covenant Fee shall abate in the event Executive is found to be in violation of any of the covenants set forth in this Article II. If at any time prior to a Change in Control, Executive gives written notice of his probable intention to terminate employment

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during the first 90 days after such Change in Control, the entire amount of the
Covenant Fee shall be deposited into escrow immediately prior to the Change in Control. If Executive in fact terminates his employment during such 90-day period, the escrowed funds will be paid to Executive over time, as provided in this Section 2.6. If Executive does not terminate his employment during such 90-day period, the escrowed funds will be released to the Company at the end of such 90-day period, without prejudice to the Company's obligation to pay the Covenant Fee when and if it later becomes due under Section 2.6. Any interest earned on the escrowed funds during escrow will be paid to the Company.

     Executive acknowledges that the Company has a present and future expectation of business within the geographic areas served by the Company and from the present and proposed customers of the Company. Executive acknowledges the reasonableness of the term, geographic area and scope of the covenants set forth in this Agreement, and agrees that he will not, in any action, suit or other proceeding, deny the reasonableness of, or assert the unreasonableness of, the premises, consideration or scope of the covenants set forth herein. Executive further acknowledges that complying with the provisions contained in this Agreement will not preclude him from engaging in a lawful profession, trade or business, or from becoming gainfully employed.

                                  ARTICLE III
                           TERMINATION OF EMPLOYMENT

     Section 3.1  Termination by Company.  Executive's employment may be
                  ----------------------
terminated by the Company pursuant to this Section 3.1, by giving notice during the term of this Agreement.

         (a) Executive's employment shall terminate automatically upon Executive's death or upon notice from the Chief Executive Officer in the event of any disability which renders Executive incapable of performing his duties for more than one hundred twenty (120) calendar days (termination under this Section 3.1(a) shall be deemed termination without Cause);

         (b) The Company may terminate Executive's employment without Cause (as defined below) at any time following a determination by the Board of Directors to terminate Executive's employment (termination under this Section 3.1(b) shall be deemed termination without Cause); or

         (c) The Company may terminate Executive's employment Cause. For purposes of this Agreement, "Cause" shall mean that Executive shall have:

             (i) committed an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company which has a material adverse effect upon the Company;

             (ii) inflicted intentional wrongful material damage to any material asset of the Company or to the Company;

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             (iii) intentionally and wrongfully violates Article II of this
Agreement, which violation has a material adverse effect upon the Company;

             (iv) been convicted of a felony or any similar crime carrying a prison term of at least one year (regardless of whether imprisonment is actually imposed);

             (v) a habitual and debilitating use of alcohol or drugs; or

             (vi) failed to meet performance expectations which are reasonable and consistent with Executive's position, as determined by the Company's Chief Executive Officer, provided, however, that in the event of this subsection (vi)
                   --------
being the sole reason for termination for Cause, Executive shall have the cure provisions and rights provided for in Section 3.1(d) hereof.

         (d) In the event of a determination by the Company's Chief Executive Officer that Executive has failed to meet performance expectations, the Company shall furnish to Executive in writing a notice of proposed termination setting forth a specific statement of the deficiencies in his performance. Executive shall then have a period of ninety (90) days after the giving of such written notice of proposed termination by the Company in which to attempt to effect a cure of the specified deficiencies. If at the end of such ninety (90) day period no such cure has been effected to the reasonable satisfaction of the Chief Executive Officer of the Company or if Executive shall not have already resigned for Good Reason (if applicable) as provided in Section 3.2, then Executive's employment shall be terminated as of the end of such ninety (90) day period. The Company shall be obligated to provide to Executive only one such notice of proposed termination, and if subsequent to effecting a cure of specified deficiencies Executive is determined by the Chief Executive Officer to have again failed to meet performance expectations, then his employment may be terminated immediately upon the Company's giving of notice of termination to Executive which specifies his deficiencies in performance.

     Section 3.2  Good Reason.  Executive's employment may be terminated by
                  -----------
Executive for Good Reason or no reason. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events:

         (a) a material breach by the Company of any material provision of this Agreement, including, but not limited to, without the written consent of Executive, (i) the assignment to Executive of any duties inconsistent with Executive's position in the Company or (ii) a material adverse alteration in the nature or status of Executive's responsibilities (including status, offices, titles and reporting requirements); unless such events are fully corrected within thirty (30) days following written notification by Executive to the Company that he intends to terminate his employment hereunder for one of the reasons set forth in this Section 3.2(a); or

         (b) the Company's requiring the Executive to be based anywhere other than the Atlanta, Georgia metropolitan area; or

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

         (c) any termination of the Executive's employment by the Company other than for Cause, death or disability; or

         (d) the occurrence of a "Change in Control" as defined below.

For purposes of this Agreement a "Change in Control" shall mean an event as a result of which: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange At")), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of the voting stock of the Company; (ii) the Company consolidates with, or merges with or into another corporation or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any corporation consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding voting stock of the Company is changed into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting stock of the Company is changed into or exchanged for (x) voting stock of the surviving or transferee corporation or (y) cash, securities (whether or not including voting stock) or other property, and (B) the holders of the voting stock of the Company immediately prior to such transaction own, directly or indirectly, not less than 70% of the voting power of the voting stock of the surviving corporation immediately after such transaction; or (iii) individuals who at the date hereof constitute the Board of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were directors at the date hereof or whose election or nomination for election was previously so approved) ceased for any reason to constitute a majority of the Board of the Company then in office; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation.

     Section 3.3  Severance.  For purposes of this Agreement, Executive's
                  ---------
entitlement to any severance payments upon termination of his employment shall be as set forth below:

         (a) Termination Without Cause; Resignation for Good Reason. If
             ------------------------------------------------------
Executive is terminated without Cause or resigns for Good Reason at any time during the term of this Agreement, the Company shall pay to the Executive in a lump sum in cash within 30 days after the date of termination severance pay of a lump sum equal to three times the sum of (i) his Base Salary then in effect, plus (ii) the amount of Executive's Annual Bonus for the year prior to the year in which such termination occurred, or, if such termination occurs during the 1998, Executive's minimum bonus for 1998. If at any time prior to a Change in Control, the Executive gives written notice of his probable intention to terminate employment during the first 90 days after such Change in Control, there shall be deposited into escrow immediately prior to the Change in Control the cash amounts payable to the Executive pursuant to Section 3.3(a) of this Agreement. If the Executive in fact terminates his employment during such 90-day period, the escrowed funds will be released to him at that time. If he does not terminate his employment during such 90-day period, the

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escrowed funds will be released to the Company at the end of such 90-day period, without prejudice to the Company's obligation to pay such amounts when and if they later become due under Section 3.3(a). Any interest earned on the escrowed funds during escrow will be paid to the Company.

         (b) Voluntary Termination.  Executive shall not be entitled to any
             ---------------------
severance pay if he voluntarily resigns other than for Good Reason, unless such severance pay is approved by the Chief Executive Officer of the Company in his sole discretion. Executive shall provide a minimum of thirty (30) days prior notice to the Chief Executive Officer of his resignation. In the event Executive shall provide thirty (30) days prior written notice of his intent to resign, the Company may accept such resignation effective as of any date during such thirty (30) day period as the Company deems appropriate, provided that Executive shall receive from the Company his Base Salary and be entitled to participate at the Company's expense in any Company-sponsored benefit programs in which he was a participant as of the effective date of his resignation for the duration of such thirty (30) day period.

         (c) For Cause.  Executive shall not be entitled to any severance pay
             ---------
whatsoever if his employment is terminated for Cause pursuant to Section 3.1(c) of this Agreement, unless severance pay is approved by the Chief Executive Officer of the Company in his sole discretion, provided, however, that Executive shall receive any Base Salary that is accrued but unpaid up to the date of such termination for Cause. Notwithstanding the foregoing sentence, if termination is for Cause pursuant to Section 3.1(c)(vi), and is other than pursuant to a Change in Control, then Executive shall be entitled to severance equal to his Base Salary for the remainder of the then-current term of this Agreement, or equal to one year's Base Salary at his then-current rate, whichever is greater.

     Section 3.4  Limitation of Benefits.
                  ----------------------

         (a) Notwithstanding anything in this Agreement to the contrary, in the event it shall be determined that any benefit, payment or distribution by the Company to or for the benefit of Executive (whether payable or distributable pursuant to the terms of this Agreement or otherwise) (such benefits, payments or distributions are hereinafter referred to as "Payments") would, if paid, be subject to the excise tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of the Payments shall be reduced (but not below zero) to an amount expressed in present value that maximizes the aggregate present value of the Payments without causing the Payments or any part thereof to be subject to the Excise Tax and therefore nondeductible by the Company because of Section 280G of the Code (the "Reduced Amount"). For purposes of this Section 3.4, present value shall be determined in accordance with Section 280G(d)(4) of the Code. In the event, after the exhaustion of all remedies, it is necessary to reduce the Payments, the Executive shall direct which Payments are to be modified or reduced, and the difference between the Payments and the Reduced Amount shall be treated for all purposes as a loan to Executive, which Executive shall repay to the Company together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

         (b) All determinations required to be made under this Section 3.4, including whether an Excise Tax would otherwise be imposed, whether the Payments shall be reduced, the amount of the Reduced Amount, and the assumptions to be utilized in arriving at such determinations, shall be made by Arthur Andersen LLP or such other certified public accounting firm reasonably acceptable to the Company as may be designated by Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that a Payment is due to be made, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments hereunder will have been unnecessarily limited by this Section 3.4 ("Underpayment"), consistent with the calculations required to be made hereunder. The Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive together with interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

                                   ARTICLE IV
                               GENERAL PROVISIONS

     Section 4.1  Withholding of Taxes.  The Company may withhold from any
                  --------------------
amounts payable under this Agreement all federal, state, city or other taxes and withholdings as shall be required pursuant to any applicable law, rule or regulation.

     Section 4.2  Notice.  For purposes of this Agreement, all communications
                  ------
including, without limitation, notices, consents, requests or approvals, provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or five (5) business days after having been mailed by United States registered mail or certified mail, return receipt requested, postage prepaid, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive office or to Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except the notices of change of address shall be effective only upon receipt.

     Section 4.3  Validity; Severability.  The covenants set forth in this
                  ----------------------
Agreement are and shall be deemed and construed as separate and independent covenants. It is not the intent of any party hereto to violate any public policy of any jurisdiction in which this Agreement may be enforced. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable by a court of competent jurisdiction because its duration, the territory and/or the restricted activities are invalid or unreasonable in scope,
(i) each such term, covenant or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law, shall be reformed to the extent (and only to the extent) necessary to make it valid, enforceable and legal taking into consideration the reasonable concerns and needs of the Company's business interests such that the intent of the Company, in consummating the transactions contemplated by the Agreement, will not be impaired, provided that such invalid or unenforceable term, covenant, condition or provision shall be curtailed, limited or eliminated only to the extent necessary to remove such invalidity or unenforceability with respect to the applicable law as it shall then be applied, and (ii) the remainder of this Agreement or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby.

     Section 4.4  Remedies.  The restrictions contained in Article II of this
                  --------
Agreement are considered by the parties hereto to be fair and reasonable and necessary for the protection of the legitimate business interests of the Company. It is recognized that damages in the event of breach of the provisions of this Agreement by Executive would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach. The existence of this right shall not preclude any other rights and remedies at law or in equity which the Company may have. Any violation of the restrictions contained in Article II of this Agreement shall automatically toll and suspend the period of restraint for the amount of time that the violation continues, provided that the Company seeks enforcement of such restraint promptly after discovery of the violation. Executive agrees to indemnify and hold harmless the Company from and against any loss, damage, liability, cost or expense, including but not limited to reasonable attorneys fees, suffered or incurred by the Company as and when incurred, by reason of, or arising out of, any breach of the covenants contained in this Agreement.

     Section 4.5  Entire Agreement.  This Agreement supersedes any other
                  ----------------
agreements, oral or written, between the parties with respect to the subject matter hereof, and contains all of the agreements and understandings between the parties with respect to the employment of Executive by the Company. Any waiver or modification of any term of this Agreement shall be effective only if it is set forth in a writing signed by both parties hereto.

     Section 4.6  Successors and Binding Agreement.
                  --------------------------------

         (a) This Agreement shall be binding upon and inure to the benefit of the Company and any Successor of or to the Company, but shall not otherwise be assignable or delegable by the Company. "Successor" shall mean any successor in interest, including, without limitation, any entity, individual or group of persons acquiring directly or indirectly all or substantially all of the business or assets of the Company, as the case may be, whether by sale, merger, consolidation, reorganization or otherwise.

         (b) The Company shall require any Successor to agree at the time of becoming a Successor to perform this Agreement to the same extent as the original parties would be required if no succession had occurred.

         (c) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributes and legatees.

         (d) This Agreement is personal in nature and neither of the parties shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in this Section 4.6.

     Section 4.7  Governing Law.  This Agreement shall be governed by, and
                  -------------
construed and enforced in accordance with the laws of the State of Georgia without regard to the choice of law rules utilized in that jurisdiction.

     Section 4.8  Captions.  The captions in this Agreement are solely for
                  --------
convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

     Section 4.9  Miscellaneous.  No provisions of this Agreement may be
                  -------------
modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Executive and the Company. No waiver by a party hereto at any time of any breach by another party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provision or conditions at the same or at any prior or subsequent time. Failure by the Company to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed to be a waiver of such term, covenant or condition, nor shall any relinquishment of any right of power hereunder by the Company any one or more times be deemed a waiver or relinquishment of such right or power by the Company at any other time or times.

     Section 4.10  Counterparts.  This Agreement may be executed in one or more
                   ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

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

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

"Company":                                   "Executive"
ACSYS, INC.


BY: /s/ Timothy Mann, Jr.                    /s/ Brady W. Mullinax, Jr.
    ---------------------------------        ---------------------------------
    TIMOTHY MANN, JR.                        BRADY W. MULLINAX, JR.
    CHIEF EXECUTIVE OFFICER


                                      -12-